EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Agreement (together with all exhibits and schedules hereto, this “Agreement”) is entered into as of April 8, 2025, by and between Serina Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Exhibit A attached hereto (the “Investor Schedule”) (the “Investors” and, each, an “Investor”). The Company and the Investors may be referred to herein individually as a “Party,” or, collectively, as the “Parties.”
RECITALS

A.The Company and, as applicable, each Investor will execute and deliver this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act;

B.The Company has authorized (i) filing a Certificate of Designations, Preferences and Rights, in the form attached hereto as Exhibit B (the “Certificate of Designation”), creating a new series of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock, the terms of which are set forth in the Certificate of Designations (the “Series A Preferred Stock”), with the holders of the Series A Preferred Stock being entitled to, among other things, receive shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as dividends in accordance with the Certificate of Designations (the “PIK Shares”), and such Series A Preferred Stock being convertible into Common Stock (as converted, collectively, the “Conversion Shares”), in accordance with the terms of the Certificate of Designations; and
(ii) the issuance and sale to the Investors pursuant to this Agreement of up to 965,250 shares of Series A Preferred Stock (the “Offered Shares”), at a price of $5.18 and

C.Each Investor wishes to purchase, and the Company wishes to sell at the applicable Closing (as defined below), upon the terms and conditions stated in this Agreement, the number of shares of Series A Preferred Stock set forth on Exhibit A opposite such Investor's name.
AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual benefits and burdens of the Parties contained in this Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1
PURCHASE AND SALE OF SERIES A PREFERRED STOCK

Subject to the terms and conditions of this Agreement, on the applicable Closing Date (as defined below) the Company shall issue and sell to each Investor, and each Investor severally, and not jointly, shall purchase from the Company, the number of shares of Series A Preferred Stock each as set forth opposite each such Investor’s name in the Investor Schedule. Each Investor shall pay the Purchase Price (as defined below) for each Offered Share to be purchased by such Investor at the applicable Closing (the “Offered Shares”) as set forth on the applicable Investor Schedule. The aggregate purchase price for the Series A Preferred Stock shall be the product of (i) $5.18 and (ii) the aggregate number of shares of Series A Preferred Stock purchased by the applicable Investor at the applicable Closing (the “Purchase Price”).

ARTICLE 2 CLOSING
Section 2.1

(a)The purchase, sale, and issuance of the Offered Shares pursuant to this Agreement shall take place at one or more closings (each a “Closing”, and the applicable date of such closing, the “Closing Date”, with the date of the initial closing, the “Initial Closing Date”).

(b)On or before the applicable Closing Date, the Company shall deliver or cause to be delivered to each Investor the following:

(i)this Agreement duly executed by the Company;

(ii)an Officer’s Certificate, dated as of the Initial Closing Date, (i) attaching and certifying on behalf of the Company complete and correct copies of the resolutions authorizing the execution, delivery, and performance by the Company of this Agreement and the transactions contemplated hereby, and (ii) certifying on behalf of the Company the incumbency of each officer of the Company executing this Agreement or any document delivered in connection with the Closing; and
(iii)the Company’s wire instructions.

(c)On or before the applicable Closing Date for each Investor, such Investor shall deliver or cause to be delivered to the Company the following:
(i)this Agreement duly executed by the Investor; and

(ii)the Purchase Price with respect to such Investor, calculated in accordance with Article 1.
(d)The obligations of the Company to sell and issue the Offered Shares to each Investor on the applicable Closing Date is subject to the fulfillment, to the Company's reasonable satisfaction, on or before the applicable Closing Date, of each of the following conditions:

(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) when made and on the applicable Closing Date of the representations and warranties of the Investor contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)all obligations, covenants and agreements of the Investor required to be performed at or prior to the applicable Closing Date shall have been performed; and
(iii)the delivery by the Investor of the items set forth in Section 2.1(c) of this
Agreement.

(e)The obligations of each Investor to purchase the Offered Shares from the Company at the applicable Closing is subject to the fulfillment, to such Investor’s reasonable satisfaction, on or before the applicable Closing Date, of each of the following conditions:

(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) when made and on the applicable Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);
(ii)all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable Closing Date shall have been performed; and

(iii)the delivery by the Company of the items set forth in Section 2.1(b) of this
Agreement.

Section 2.2 Registration. On or before April 17, 2025, the Company shall file with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (or, if Form S-3 is then available to the Company, on such form of registration statement as is then available) (either (i) or (ii), a “Registration Statement”), registering the resale of the Conversion Shares and the number of PIK Shares to be issued for a period of three years after the Initial Closing Date (collectively, the “Shares”). The Company shall use commercially reasonable efforts to cause the Registration Statement to become effective within 30 calendar days of filing (or within 60 calendar days of filing in the event of a “limited review” by the Commission or within 90 calendar days of filing in the event of a “full review” by the Commission) and to keep such registration statement effective at all times any Investor owns any of the Offered Shares or the Shares.

Section 2.3 SEC Filings. The Company agrees to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except in the event that the Company consummates: (a) any transaction or series of related transactions as a result of which any Person (together with its Affiliates) acquires securities of the Company representing more than fifty percent (50%) of the voting control of the Company; (b) a merger or reorganization of the Company with one or more other entities in which the Company is not the surviving entity; or (c) a sale of all or substantially all of the assets of the Company, where the consummation of such transaction results in the Company no longer being subject to the reporting requirements of the Exchange Act.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Investor as follows:

Section 3.1 Organization and Authority. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power and authority to enter into this Agreement, and to sell the Offered Shares and the Shares and carry out and perform its other obligations under the terms of this Agreement.

Section 3.2 Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and any related Transaction Document (as defined in

Section 5.7) for the authorization, issuance and delivery of the Offered Shares, and for the authorization, issuance and delivery of the Shares, has been taken. This Agreement and related Transaction Documents constitute the valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

Section 3.3 Validity of Stock. Except as otherwise described in this agreement, the Offered Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, will be free of any liens or encumbrances, and will not be subject to any preemptive rights, rights of first refusal, redemption rights or other restrictions on transfer, other than as provided herein. Assuming the accuracy of the statements made by each Investor in Article 4 of this Agreement, the Offered Shares and the Shares will be issued in compliance with all applicable federal and state securities laws.

Section 3.4 No Conflicts. The execution, delivery and performance of this Agreement and the other deliverables, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof, by the Company will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Company or any of its properties or assets or (b) with due notice or lapse of time, or both, violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any encumbrance upon any of the properties or assets of the Company under, its governing documents or any note, indenture, mortgage, lease agreement or other contract, agreement or instrument to which the Company is a party or by which it or any of its properties is bound or affected.
Section 3.5 Company Disclosures. The Company has filed or furnished all reports, schedules, forms, certifications, prospectuses, and registration, proxy statements and other documents required to be filed or furnished by it, including all amendments thereto, with the Commission since March 26, 2024 (collectively and together with all documents filed or publicly furnished on a voluntary basis, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, but excluding any disclosures set forth in any risk factor section, any forward-looking disclosure in any section relating to forward-looking statements or any other statements that are non-specific, cautionary, predictive or forward-looking in nature, other than historical facts included therein, the “SEC Documents”). The SEC Documents, as of their respective effective dates (in the case of the SEC Documents that are Registration Statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other SEC Documents), or, if amended, as finally amended, complied in all material respects with the requirements of the Exchange Act, the Securities Act of 1933, as amended, and the Sarbanes-Oxley Act of 2002, as the case may be. There are no outstanding or unresolved comments received from the Commission staff with respect to the SEC Documents. The Company is not aware as of the date of execution of this Agreement of any information that would require the filing of a Current Report on Form 8- K by the Company in the four (4) business days following the date of this Agreement that has not been so filed as of the date of this Agreement (other than any Current Report on Form 8-K that would disclose this Agreement and the transactions related hereto). The SEC Documents do not contain any material misstatements or omissions.

Section 3.6 Absence of Changes. Except as expressly contemplated by this Agreement, since the date of the most recent balance sheet of the Company included in the SEC Documents, there has been no event or circumstance that has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company as a whole, excluding any events or circumstances of general application to businesses in the Company’s industry that do not materially disproportionately impact the Company.

Section 3.7 Litigation. There is no action pending or, to the knowledge of the Company, threatened, in writing against the Company or its Affiliates which, if adversely determined, would prevent the consummation of the transactions contemplated by this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR

Each Investor, severally and not jointly, hereby represents and warrants to the Company that:

Section 4.1 Organization and Authority. If such Investor is an entity, such Investor is in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, and that such Investor has the requisite corporate or entity power and authority to enter into this Agreement, and to purchase the Offered Shares and the Shares and carry out and perform its other obligations under the terms of this Agreement.

Section 4.2 Authorization. Such Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Investor, will constitute valid and legally binding obligations of such Investor, enforceable against such Investor in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 4.3 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement, such Investor hereby confirms, that the Offered Shares and the Shares to be acquired by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Offered Shares and the Shares. If such Investor is an entity, such Investor has not been formed for the specific purpose of acquiring the Offered Shares and the Shares.
Section 4.4 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 4.5 Foreign Investors. If such Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Offered Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Offered Shares and the receipt of the Shares, (ii) any foreign exchange restrictions applicable to such purchase or receipt, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Offered Shares and the Shares. Such Investor’s subscription and payment for and continued beneficial ownership of the Offered Shares and the Shares will not violate any applicable securities or other laws of such Investor’s jurisdiction.

Section 4.6 Litigation. There is no action pending or, to the knowledge of such Investor, threatened, in writing against such Investor or its Affiliates which, if adversely determined, would prevent the consummation of the transactions contemplated by this Agreement.

Section 4.7 Sophistication. Such Investor (either alone or together with its advisors) has such knowledge and experience in financial or business matters and in investments of this type that it is capable of evaluating the merits and risks of the transaction contemplated by this Agreement. Such Investor has had the opportunity to ask questions and receive answers concerning the terms and conditions of such transaction as it has requested. Such Investor has received all information that it believes is necessary or appropriate in connection with the transaction contemplated by this Agreement. Such Investor acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of such Investor in this Agreement.

ARTICLE 5 MISCELLANEOUS
Section 5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

Section 5.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby.

Section 5.3 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of each Investor.
Section 5.4 Entire Agreement; Amendment; Non-Reliance. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, but only by a written instrument signed by the parties to this Agreement. Each Investor acknowledges and agrees that the neither the Company nor any director, officer, or agent thereof has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 3, and that such Investor is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties set forth in Article 3. The Company acknowledges and agrees that each Investor has not made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 4, and that the Company is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties set forth in Article 4.

Section 5.5 Notices. For a notice under this Agreement to be valid, (i) the notice must be in writing and signed by the sending Party, (ii) the sending Party must use one of the following methods of delivery: (A) personal delivery; (B) registered or certified mail, in each case, return receipt requested and postage prepaid; (C) nationally or internationally recognized overnight courier, with all fees prepaid, or
(D) electronic transmission including electronic mail, and (iii) the notice must be addressed to the receiving Party at the addresses listed below for the receiving Party or to any other address designated by the receiving Party in a notice in accordance with this Section 5.5.

If to an Investor, addressed to the address set forth beside such Investor’s name on Exhibit A or at such other address as such Investor shall have furnished to the Company in writing, or if to the Company, addressed as follows:
Serina Therapeutics, Inc.

with a copy to:
Bradley Arant Boult Cummings LLP 200 Clinton Avenue West, Suite 900
Huntsville, Alabama 35801 Attn: Scott Ludwig
or at such other address as the Company shall have furnished to the Investors and each such other holder in writing.
Section 5.6 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Investor agrees, severally and not jointly, to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
Section 5.7 Construction of Certain Terms. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Wherever the words “including,” “include” or “includes” are used in this Agreement, they shall be deemed followed by the words “without limitation.” References to any gender shall be deemed to mean any gender. As used in this Agreement, “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity, and “Affiliate” means, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or similar type position of such Person. As used in this Agreement, “Transaction Documents” means all of the schedules, exhibits, certificates, agreements and other documents contemplated thereby and delivered in connection herewith.
Section 5.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement or any Transaction Document by electronic mail or other electronic delivery (including, for the avoidance of doubt, by .PDF, DocuSign, email or other electronic transmission) will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
Section 5.9 Fees and Expenses. Each party shall bear its own legal, accounting and other fees and expenses incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first written above.

SERINA THERAPEUTICS, INC.

By: /s/ Greg Curhan     Name: Greg Curhan
Its: Chief Financial Officer

Company Signature Page to Agreement

INVESTOR SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Investor has executed this Agreement as of the date first written above.

FOR ENTITIES:

COMPANY NAME:

By:
Name:
Its:

FOR INDIVIDUALS:

Name:

Investor Signature Page to Agreement

Exhibit A

Schedule of Investors

Exhibit B

Certificate of Designations

See attached.